UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 3, 2008 (February 26, 2008)
AMERICAN HOMEPATIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19532	62-1474680
(State or other jurisdiction	(Commission File	(Employer
of incorporation)	Number)	Identification Number)
5200 Maryland Way, Suite 400, Brentwood ,TN 37027-5018
(Address of principal executive offices)
(615) 221-8884
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2008, the Compensation Committee (the “Committee”) of American HomePatient, Inc. (the “Company”) approved an Amendment No. 2 (the “Amendment”) to its 1991 Nonqualified Stock Option Plan (the “1991 Plan”). The Amendment increases the number of shares of the Company’s common stock reserved for issuance under the 1991 Plan by 500,000 shares. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Also on February 26, 2008, the Committee awarded stock options under the 1991 Plan, as amended by the Amendment, to named executive officers of the Company as follows:

Joe Furlong, Chief Executive Officer	250,000
Frank Powers, Chief Operating Officer	100,000
Stephen Clanton, Chief Financial Officer	95,000
Frank Reichmann, Senior Vice President	40,000
All of these options vest in equal portions on each of the first three anniversaries of the date of grant, have an exercise price of $1.03 per share, and expire 10 years from the date of grant.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Number	Exhibit
10.1	Amendment No. 2 to Amended and Restated American HomePatient, Inc. 1991 Nonqualified Stock Option Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC.
By:	/s/ Stephen L. Clanton
Stephen L. Clanton
Chief Financial Officer

Date: March 3, 2008